Exhibit 3.93

Exhibit 3.93

*050104*

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(773)684-5708 -

Websltei www.nvsos.eov

Filed in the office of Ross Miller Secretary of Stale State of Nevada

Document Number

20140374333-40

Filing Date and Time

05/22/2014 11:30 AM

Entity Number

E0459922006-3

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS CHAPTER 86)

USE BLACK LINK ONLY – DO NOT KIGHILIGHT

ABOVE SPACE 18 FOR OFFICE USE ONLY

1. Name of Limited* Liability Company: (must contain approved limited-liability company wording? See Instructions)

Cherry Health Holdings LLC .

Check box if a Series limited- liability company

Check box if a Restricted Limited Liability Company

2. Registered Agent for Service of Process: (check only one box)

Commercial Registered Agent: National Registered Agents, Inc. Of NV Noncommercial Registered Agent (name and address below)

Or

Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent of Name of Title of Office or Other Position with Entity

Street Address City Nevada Zip Code

Malling Address City Nevada Zip Code

3. Dissolution Date: (optional)

Latest date upon which the company is to dissolve (if existences if not perpetual):

4. Management: (required)

Company shall be managed by: Manager(s) or Member(s)

(check only one box)

5. Name and Address of each Manager or Managing Member: (stach additional page if nore than 3)

1) The Ensign Group, Inc.

Name

27101 Pueria Roal, Suite 450 Mission Viejo CA 92691

Street Address City State Zip Code

2)

Name

Street Address City State Zip Code

3)

Name

Street Address City State Zip Code

6. effective Date and Time: (optional)

Effective Date: May 30, 2014 Effective Time: 12:10 a.m.

7. Name, address and signature of Organizer (attach additional page if more than 1 organizer)

I declare, to the best of my knowledge under penalty of perjury, that the information confirmed hearth a cored and acknowledge that pursuant to NRS 230.330, It is a category C felony to knowingly after any falas ir foroed instrument for filing in the office of the Secretary of State.

Soon, Burnam

Name Organizer Signature

27101 Pueria Roal, Suite 450 Mission Viejo CA 92691

Street Address City State Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

Authorized Signatures of Registered Agent of on Behalf of Registered Agent Entity Date 5/21/14

This form must accompanied by appropriate fees.

Nevada Secretary of State NRS 88 Dllc Articles Rawind 7-26-13

Jose Castellanos, Asst. Secretary

140301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
[signature]	20140374332-39
Ross Miller Secretary of State State of Nevada	Filing Date and Time: 05/22/2014 11:30 AM
	Entity Number: E0459922006-3

Articles of Conversion
(PURSUANT TO NRS 92A.205)

Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

Cherry Health Holdings, Inc.
Name of constituent entity

Nevada
Jurisdiction

Corporation
Entity type *

and,

Cherry Health Holdings LLC
Name of resulting entity

Nevada
Jurisdiction

Limited Liability Company
Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

☐ The entire plan of conversion is attached to these articles.

☒ The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

☐ The complete executed plan of conversion for the resulting domestic limited *partnership is* on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Conversion Page 1
Revised: 8-31-11

ROSS MILLER Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520

(775) 684-5708

Website: www.nvsos.gov

Articles of Conversion

(PURSUANT TO NRS 92A.205)

USE BLACK INKOHLY—DO NOT HIGHLIGHT

!a6cve space is for office use only

4 Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity Is the resulting entity In the conversion):

Attn:

c/o:

5. Effective date and time of filing: (optional) (must not be later than 90 days after the certificate Is filed)

12:10 &m.

Date: May 30,2014 Time: 13:10am

7. Signatures must be signed by:

1. If constituent entity Is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-iiabiilty limited partnership; a manager of each Nevada llmtted-l lability company with managers or one member If there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada Hmfted-iiability partnership (a.lca. general partnership governed by NRS chapter 87).

3. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Cherry Health Holdings. Inc.

Name of constituent entity

X Treasurer 05/21/2014

Signature Title Date

* Pursuant to NRS 92A.205(4) If the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A340, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resuming entity does not begin until the later date. This statement must bo included within the resulting entity’s articles.

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper feesjrtay cause tfvsHIIng to be rejected.

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

E0459922006-3

Cheny Health Holdings LLC

NAME OF LIMITED LIABILITY COMPANY

Filed in the office of	Document Number 20140461795-79
Ross Miller Secretary of State State of Nevada

Filing Date and Time 06/25/2014 2:55 PM Entity Number E0459922006-3

FOR THE FILING PERIOD OF

06/2014 TO 06/2015

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY—DO NOT HIGHLIGHT

“YOU MAY FILE THIS FORM ONLINE ATwww.nvsllverflume.gov**

Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent)

IMPORTANT: Read Instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all manager or manages members. A Manager, or If none, a Managing Member of the LLC must sign the form. FORM WILL BE RETURNED IF UNSIGNED.

2. If there are additional managers or managing members, attach a list of them to this form.

5) Return completed form with the fee of $125.00. A $75.00 penalty must be added for failure to file tils form by the deadline. An annual list received more than SO days before Its due date shall be deemed an amended list for the previous year.

7) Slate business license feels $200.00. Effective 2/1/2010, $100.00 must be added for failure to Ale form by deadlne.

6. Make your check payable to the Secretary of State.

4. Ordering Conies: If requested above, one Me stamped copy win be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page Is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate Instructions must accompany your order.

6. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (776) 684-5708.

8. Form must be In the possession of the Secretary of Stale on or before the last day of the month In which It Is due. (Postmark dale Is not accepted as recelpf date.) Forms received after due date will be returned for additional tees and penalties. Failure to incbde annual list and business license fees wM result In rejection of filng,

ANNUAL LIST FILING FEE: $125.00 LATE PENALTY: $76.00 (lf filing late) BUSINESS U CENSE. .FEE: $200.00 LATE PENALTY: $100.00 (lf filing late)

FOR THE FILING PERIOD OF

NAME OF UMrTED-UABILfTY COMPANY

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

Pursuant to NRS chapter 76, this entity is exempt from the business license fee. Exmption code:

NOTE: If claiming an exemption, a notarized Declaration of Eilgibility form must be attched , failure to attach the Declaration of Eiligibility from will result in rejection, which could result in late fees,

NRS 76.020 Exemption codes

001-Govermmental Entitiy

005 – Motion Picture company 006-NRS 680B.020 insurance Co.

Name

CTR Partnership, L.P.

MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

27101 Puerta Real, Suite 400 Mission Viejo CA 92691

Name

MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

Name

MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

Name

MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

None of the manager* or managing members Identified In the list of manager* and managing members has been Identified with the fraudulent Intent ol concealing the Identity of any person or persons exercising the power or authority ot a manager or managing member In furtherance of any unlawful conducL

t declare, to the best of my knowledge under penalty of perjury, that the Information contained heroin b correct and acknowledge that pursuant to NRS 239.330, It Is a category C felony to knowingly offer any false or forged Instrument for filing In the Office of the Secretary of State.

CTR Partnership, L.p., Member,

Title By: Care Trust GP, LLc, its General Partner

By: CareTrust REIT, Inc, its Member,

By: William Wagner

Title: Chief financial Officer

Date

06/25/2014

Signature of Manager, Managing Member or Other Authorized Signature

Nevada Secretary of State List MonorMen

Revised: 8-8-13